                                                                      EXHIBIT 99

               McDERMOTT INTERNATIONAL, INC. ADDITIONAL EXHIBITS
                      SUPPLEMENTARY FINANCIAL INFORMATION
           PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
           COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

                                                               F.Y.E.
                                                              3/31/98
                                                              -------
                                                            (Unaudited)
                                                           (In thousands)
                                  ARTICLE 29
                                  ----------

RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER
INVESTEES AT EQUITY
-------------------
  Head Office (Parent Company)                              $ 1,320,178
  Subsidiaries and Affiliates                                         -
  Eliminations/Other                                         (1,247,789)
                                                            -----------
McDERMOTT INTERNATIONAL, INC.                               $    72,389
                                                            ===========
RULE #25C - PARENT COMPANY ACCOUNTS AND NOTES
  PAYABLE TO SUBSIDIARIES
-------------------------
  Head Office (Parent Company)                              $   819,254
  Eliminations/Other                                           (819,254)
                                                            -----------
McDERMOTT INTERNATIONAL, INC.                               $         -
                                                            ===========

                                  ARTICLE 30
                                  ----------

(c) - OPERATING EXPENSES BY SEGMENT
-----------------------------------
  Power Generation Systems                                  $ 1,060,290
  Marine Construction Services                                1,748,364
  Government Operations                                         334,703
  Other Operations                                              333,108
  Eliminations                                                  (31,878)
                                                            -----------
McDERMOTT INTERNATIONAL, INC.                               $ 3,444,587
                                                            ===========
RULE #40 - OPERATING REVENUES
-----------------------------
  Head Office (Parent Company)                              $         -
  Subsidiaries and Affiliates                                 3,674,635
  Eliminations/Other                                                  -
                                                            -----------
McDERMOTT INTERNATIONAL, INC.                               $ 3,674,635
                                                            ===========

                                                                       Continued


                                                               F.Y.E.
                                                              3/31/98
                                                              -------
                                                            (Unaudited)
                                                           (In thousands)

                            ARTICLE 30 - Continued
                            ----------
[CAPTION]

RULE #41 - OPERATING EXPENSES
-----------------------------
 Head Office (Parent Company)                               $    4,381
 Subsidiaries and Affiliates                                 3,479,244
                                                            ----------
  McDERMOTT INTERNATIONAL, INC.                             $3,483,625
                                                            ==========

RULE #43 - DIVIDENDS RECEIVED
-----------------------------
 Head Office (Parent Company)
  from Subsidiaries and Affiliates                          $    7,200
 Subsidiaries and Affiliates
  from Other Corporations                                        9,832
 Eliminations/Other                                             (7,200)
                                                            ----------
McDERMOTT INTERNATIONAL, INC.                               $    9,832
                                                            ==========

RULE #44 - INTEREST INCOME
--------------------------
 Head Office (Parent Company):
  from Subsidiaries and Affiliates                          $        3
  from Other Corporations                                        1,867
 Subsidiaries and Affiliates
  from Other Corporations                                       60,668
 Eliminations                                                       (3)
                                                            ----------
McDERMOTT INTERNATIONAL, INC.                               $   62,535
                                                            ==========

RULE #46 - OTHER MISCELLANEOUS REVENUES
---------------------------------------
 Foreign Currency Transaction Gains - Net                        5,200
 Other Items - Net                                              (1,947)
                                                            ----------
McDERMOTT INTERNATIONAL, INC.                               $    3,253
                                                            ==========

RULE #51 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY
-------------------------------------------------------------
 Balance at 3/31/97                                         $   61,017
 Additional Investments                                          4,380
 Return of Investment                                            2,124
 Equity Income                                                  24,006
 Dividends Received                                             (9,832)
 Other Changes                                                  (5,058)
                                                            ----------
 Balance at 3/31/98                                         $   72,389
                                                            ==========